UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2011 (July 12, 2011)

GENERAL DYNAMICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
(Address of principal executive offices)	(Zip code)

(703) 876-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 12, 2011, General Dynamics Corporation (the “Corporation”) completed the sale of an aggregate of $1.5 billion of notes as follows:

•	$500,000,000 aggregate principal amount of 1.375% Notes due 2015,

•	$500,000,000 aggregate principal amount of 2.250% Notes due 2016 and

•	$500,000,000 aggregate principal amount of 3.875% Notes due 2021.

The notes were sold pursuant to an underwriting agreement dated July 5, 2011 between the Corporation and certain of its subsidiaries and Merrill Lynch, Pierce, Fenner & Smith Incorporated; J.P. Morgan Securities Inc.; RBS Securities Inc.; and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

The notes were issued pursuant to the Sixth Supplemental Indenture, dated as of July 12, 2011 under the Indenture, dated as of August 27, 2001, among the Corporation, the Guarantors (as defined therein) and The Bank of New York Mellon, as Trustee.

The offering of the notes was registered pursuant to the Corporation’s Registration Statement on Form S-3ASR (Registration No. 333-155980), which was previously filed with the Securities and Exchange Commission on December 8, 2008.

Copies of the Underwriting Agreement and the Sixth Supplemental Indenture are filed as exhibits hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1 Underwriting Agreement, dated July 5, 2011, among General Dynamics Corporation, the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., RBS Securities Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named therein.

4.2 Sixth Supplemental Indenture, dated as of July 12, 2011, among General Dynamics Corporation, the Guarantors named therein and The Bank of New York Mellon, as Trustee (includes forms of 1.375% Note due 2015, 2.250% Note due 2016 and 3.875% Note due 2021).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

By:	/S/ JASON W. AIKEN
Jason W. Aiken
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: July 12, 2011